EXHIBIT 99.1

Aspen Aerogels, Inc. Reports Second Quarter 2025 Financial Results and Recent Business Highlights

$78 million in quarterly revenue resulted in 32% gross margins and ~2X Adjusted EBITDA improvement QoQ
CFO transition to internal successor during Q3 ensures continuation of strategic direction and execution
Fixed cost structure reductions are expected to drive incremental profit in the second half of the year

NORTHBOROUGH, Mass., Aug. 07, 2025 (GLOBE NEWSWIRE) -- Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the second quarter of 2025, and discussed recent business developments.

Total revenue for the second quarter of 2025 was $78.0 million, compared to $117.8 million in the second quarter of 2024.

Net loss was $9.1 million, which included $5.9 million of restructuring and impairment charges, compared to net income of $16.8 million in the second quarter of 2024. Adjusting net loss for the restructuring and impairment charges would result in a net loss of $3.2 million. Net loss per share was $0.11, compared to net income per share (basic) of $0.22 in the second quarter of 2024. Adjusting net loss per share for the restructuring and impairment costs would result in a net loss per share of $0.04.

Adjusted EBITDA for the second quarter of 2025 was $9.7 million, compared to $28.9 million in the second quarter of 2024.

A reconciliation of GAAP financial results to non-GAAP financial results are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures are also included below under the heading "Non-GAAP Financial Measures."

Recent Business Highlights & Quarterly Performance

  Company revenues of $78.0 million, a 1% decrease quarter-over-quarter (QoQ)
  · Thermal Barrier: $55.2 million of revenue, a 13% increase QoQ
  · Energy Industrial: $22.8 million of revenue, a 24% decrease QoQ
  Delivered gross margins of 32%, a three-percentage point increase QoQ
  Net loss of $9.1 million, a $292.2 million improvement QoQ
  Adjusted net loss of $3.2 million, a $1.7 million improvement QoQ
  Adjusted EBITDA of $9.7 million, a $4.8 million or 98% improvement QoQ
  Ended the quarter with cash and equivalents of $167.6 million

“In the first half of the year, we focused on streamlining and simplifying our organization to enhance our cost structure, improve profitability, and strengthen resilience. We also restructured the company to operate with minimal capital expenditure requirements,” commented Don Young, Aspen's President and CEO. “The leverage from these initiatives is clearly reflected in our second-half outlook, which projects a significantly higher Adjusted EBITDA on revenue levels consistent with the first half. Given the regulatory headwinds facing the EV market—particularly in the U.S.—and the broader volatility in the global energy sector, we’ve built our teams and operating framework to support a resilient, growth-oriented, and profitable business,” added Young.

Aspen Announces CFO Transition to Internal Successor
Aspen today announced that Ricardo Rodriguez will step down as Chief Financial Officer at the end of the third quarter. Ricardo joined the Company in November 2021 as Chief Strategy Officer and was appointed CFO in April 2022. During his tenure, Ricardo was instrumental in Aspen’s capital formation strategy and played a key role in positioning the Company for sustained growth.

“Ricardo’s leadership has been vital through a transformative period,” said Don Young, President and CEO. “He strengthened our financial foundation and has been an invaluable partner to me. We are grateful for his many contributions and wish him continued success in his career.”

The Company also announced the appointment of Grant Thoele as its next CFO, effective upon Ricardo’s departure. Grant currently serves as Chief of Staff to the CEO and Vice President of Corporate Strategy and Finance. Since joining Aspen in August 2021, he has led key areas including FP&A, commercial finance, and strategic planning. He has been a driving force behind Aspen’s operational execution and financial discipline. Prior to Aspen, Grant was a Vice President at Providence Equity Partners and began his career at KPMG. He holds both a BBA and MSA in Accounting from Texas Tech University.

“Grant’s deep understanding of our business and strong track record of driving strategic and financial results make him the ideal choice to be our CFO,” added Mr. Young.

Ricardo Rodriguez commented, “It’s been a privilege to help guide Aspen through a dynamic period. I’m confident the Company is well-positioned for the future, and I look forward to supporting Grant through a smooth transition.”

Incoming CFO Grant Thoele said, “I’m honored to take on this role at such a pivotal time and want to acknowledge Ricardo’s impact over the past few years. Thanks to our restructuring actions, Aspen is now operating from a more resilient and agile financial framework. We’ll remain focused on driving long-term sustainable value for our shareholders through fiscal discipline and capital efficiency.”

Second Half of 2025 Financial Outlook
Aspen’s second half of 2025 Outlook is as follows:

($ in millions, except per share amounts – figures may not total due to rounding)
Metric	H1 2025 Actuals	H2 2025 Outlook	FY 2025 Outlook
Revenue	157	140 - 160	297 - 317
Net Income (Loss)	(310)	(7) - 3	(317) – (307)
Earnings Per Share (Basic)	(3.78)	(0.08) – 0.04	(3.86) – (3.73)
Adjusted EBITDA	15	20 - 30	35 – 45
CAPEX*	15	10	25

*Capital Expenditures excluding costs related to the Statesboro plant project, which totaled $11.3 million in the first half of 2025

“We expect to maintain our net cash position through year end, driven by a leaner fixed cost structure and continued reductions in net working capital” said Ricardo C. Rodriguez, Chief Financial Officer and Treasurer. “With a strong balance sheet and reduced CAPEX, Aspen has the flexibility to optimize its capital structure and pursue new strategic opportunities. The planned asset sales in Georgia are also expected to materially reduce our debt over the coming quarters.”

The Company's second half of 2025 outlook assumes depreciation and amortization of $13.2 million, stock-based compensation expense of $5.0 million, other expense (net) of $5.3 million, restructuring and demobilization costs of $3.0 million, and diluted weighted average shares outstanding of 82.2 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the second half of 2025 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in second half of 2025, including those related to supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Conference Call and Webcast Notification
A conference call with Aspen management to discuss second quarter 2025 results and recent business developments will be held Thursday, August 7, 2025 at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (404) 975-4839 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "548576" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measures included in this press release are Adjusted EBITDA, adjusted net loss and adjusted net loss per share. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), adjusted net loss to net loss and adjusted net loss per share to net loss per share, in each case the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements
This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s financial outlook for the second half of 2025 and full year 2025. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s financial outlook for the second half of 2025 and full year 2025. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the EV market and how it may enable a path to profitability; Aspen’s target revenue capacity and gross margins; Aspen’s efforts to demobilize its previously planned second manufacturing plant in Statesboro, Georgia, and the use of its external manufacturing facility to meet customer demand; current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the EV market; beliefs about Aspen’s ability to provide and deliver products and services to EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s EV opportunities, including the EV thermal barrier business; and the performance and market acceptance of Aspen’s products. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute Aspen’s growth plan, the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for its products; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; the potential impact of changes in government and economic policies, incentives, and tariffs on Aspen's customers, production, sales, cost structure, competitive landscape and results of operations; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contacts:
Neal Baranosky
Phone: (508) 691-1111 x 8
nbaranosky@aerogel.com

Georg Venturatos / Patrick Hall
Gateway Group
ASPN@gateway-grp.com
Phone: (949) 574-3860

ASPEN AEROGELS, INC. Condensed Consolidated Balance Sheets (Unaudited and in thousands)

	June 30,	December 31,
	2025	2024
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$167,622	$220,882
Restricted cash	410	394
Accounts receivable, net	76,167	109,104
Inventories	52,115	47,551
Prepaid expenses and other current assets	14,153	31,517
Total current assets	310,467	409,448
Property, plant and equipment, net	156,271	459,276
Assets held for sale	26,500	—
Operating lease right-of-use assets	18,318	20,854
Finance lease right-of-use assets	5,627	—
Other long-term assets	7,949	5,566
Total assets	$525,132	$895,144
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,004	$44,361
Accrued expenses	15,564	36,495
Deferred revenue	624	2,199
Finance obligation for sale and leaseback transactions	4,094	4,028
Operating lease liabilities	3,315	3,279
Finance lease liabilities	1,445	—
Long term debt - current portion	26,000	19,750
Total current liabilities	78,046	110,112
Revolving line of credit	28,989	42,131
Long term debt	77,265	94,961
Finance obligation for sale and leaseback transactions long-term	7,266	10,087
Operating lease liabilities long-term	21,494	23,148
Finance lease liabilities long-term	3,304	—
Total liabilities	216,364	280,439
Stockholders’ equity:
Total stockholders’ equity	308,768	614,705
Total liabilities and stockholders’ equity	$525,132	$895,144

ASPEN AEROGELS, INC. Consolidated Statements of Operations (Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands, except share and per share data)
Revenue	$78,024	$117,770	$156,747	$212,271
Cost of revenue	52,708	66,192	108,619	125,550
Gross profit	25,316	51,578	48,128	86,721
Operating expenses:
Research and development	3,794	4,565	8,127	9,054
Sales and marketing	6,948	9,521	15,332	17,824
General and administrative	13,836	17,506	26,870	34,719
Restructuring and demobilization costs	4,938	—	14,728	—
Impairment of property, plant and equipment	955	—	287,567	2,702
Total operating expenses	30,471	31,592	352,624	64,299
Income (loss) from operations	(5,155)	19,986	(304,496)	22,422
Other income (expense)
Interest expense, convertible note - related party	—	(3,043)	—	(6,081)
Interest income (expense)	(3,080)	741	(5,042)	264
Other income	—	—	1,130	—
Total other expense	(3,080)	(2,302)	(3,912)	(5,817)
Income (loss) before income tax expense	(8,235)	17,684	(308,408)	16,605
Income tax expense	(821)	(866)	(1,897)	(1,622)
Net income (loss)	$(9,056)	$16,818	$(310,305)	$14,983
Net income (loss) per share:
Basic	$(0.11)	$0.22	$(3.78)	$0.20
Diluted	$(0.11)	$0.21	$(3.78)	$0.19
Weighted-average common shares outstanding:
Basic	82,179,136	76,336,811	82,122,719	76,049,852
Diluted	82,179,136	78,981,383	82,122,719	78,749,199

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	Six Months Ended
	June 30,
	2025	2024
	(In thousands)
Net cash provided by (used in):
Operating activities	$1,702	$(10,906)
Investing activities	(25,883)	(50,690)
Financing activities	(29,063)	13,400
Net decrease in cash	(53,244)	(48,196)
Cash, cash equivalents and restricted cash at beginning of period	221,276	139,971
Cash, cash equivalents and restricted cash at end of period	$168,032	$91,775

	Three Months Ended
	March 31, 2025	June 30, 2025
	(In thousands)
Net cash provided by (used in):
Operating activities	$5,632	$(3,930)
Investing activities	(12,998)	(12,885)
Financing activities	(21,477)	(7,586)
Net (decrease) increase in cash	(28,843)	(24,401)
Cash, cash equivalents and restricted cash at beginning of period	221,276	192,433
Cash, cash equivalents and restricted cash at end of period	$192,433	$168,032

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net income (loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and six months ended June 30, 2025 and 2024:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(In thousands)
Net income (loss)	$(9,056)	$16,818	$(310,305)	$14,983
Depreciation and amortization	5,796	5,986	11,589	11,772
Stock-based compensation	3,211	2,971	5,284	7,677
Other expense	3,080	2,302	3,912	5,817
Income tax expense	821	866	1,897	1,622
Restructuring and demobilization costs	4,938	-	14,728	-
Impairment of property, plant and equipment	955	-	287,567	-
Adjusted EBITDA	$9,745	$28,943	$14,672	$41,871

Other Information

The following tables reconcile net loss and net loss per share to adjusted net loss and adjusted net loss per share for the three months ended March 31, 2025 and 2024, and the three and six months ended June 30, 2025 and 2024:

	Three Months Ended
	March 31, 2025		March 31, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net loss	$(301,249)	$(3.67)	$(1,835)	$(0.02)
Restructuring and demobilization costs	9,790	0.12	—	-
Impairment of property, plant and equipment	286,612	3.49	—	-
Adjusted Net Loss	$(4,847)	$(0.06)	$(1,835)	$(0.02)

	Three Months Ended
	June 30, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net income (loss)	$(9,056)	$(0.11)	$16,818	$0.22
Restructuring and demobilization costs	4,938	0.06	—	-
Impairment of property, plant and equipment	955	0.01	—	-
Adjusted Net Income (Loss)	$(3,163)	$(0.04)	$16,818	$0.22

	Six Months Ended
	June 30, 2025		June 30, 2024
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net income (loss)	$(310,305)	$(3.78)	$14,983	$0.20
Restructuring and demobilization costs	14,728	0.18	—	-
Impairment of property, plant and equipment	287,567	3.50	—	-
Adjusted Net Income (Loss)	$(8,010)	$(0.10)	$14,983	$0.20

For the 2025 second half and full year financial outlook:

	Six Month Period
	July 1, 2025 to December 31, 2025
	Low	High
	(In thousands)
Net income (loss)	$(6,500)	$3,500
Depreciation and amortization	13,200	13,200
Stock-based compensation	5,000	5,000
Restructuring and demobilization costs	3,000	3,000
Other expense, net	5,300	5,300
Adjusted EBITDA	$20,000	$30,000

	Year Ending
	December 31, 2025
	Low	High
	(In thousands)
Net loss	$(316,805)	$(306,805)
Depreciation and amortization	24,789	24,789
Stock-based compensation	10,284	10,284
Other expense, net	11,109	11,109
Restructuring and demobilization costs	17,728	17,728
Impairment of property, plant and equipment	287,567	287,567
Adjusted EBITDA	$34,672	$44,672